SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported) June 23, 2015

ELDORADO RESORTS, INC.

(exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

001-36629	46-3657681
(Commission File Number)	(IRS Employer Identification Number)

100 West Liberty Street, Suite 1150

Reno, NV

(Address of principal executive offices)

89501

(Zip Code)

Registrant’s Telephone Number, Including Area Code: (775) 328-0100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Eldorado Resorts, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 23, 2015.  At the Annual Meeting, the Company’s stockholders approved the Company’s 2015 Equity Incentive Plan (the “Plan”).  A summary of the Plan was included as part of Proposal 2 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2015.  The summary of the Plan contained in the proxy statement is qualified by and subject to the full text of the Plan, which was filed as Appendix A to the proxy statement and is incorporated herein by reference.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

The following is a summary of the matters voted upon at the Annual Meeting and the votes cast on each matter.

Proposal 1: Election of Directors

The stockholders elected the Company’s nominees to the Board of Directors of the Company (the “Board”). The nominees for election to the Board, the number and type of votes cast with respect to each nominee, as well as the number of broker non-votes with respect to each nominee, were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gary L. Carano	30,691,894	59,625	4,607,488
Frank J. Fahrenkopf Jr.	30,601,198	150,321	4,607,488
James B. Hawkins	30,438,685	312,834	4,607,488
Michael E. Pegram	30,692,920	58,599	4,607,488
Thomas R. Reeg	30,692,794	58,725	4,607,488
David P. Tomick	30,691,285	60,234	4,607,488
Roger P. Wagner	30,692,494	59,025	4,607,488

Each of the foregoing directors was elected and received the affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum was present.

Proposal 2: Eldorado Resorts, Inc. 2015 Equity Incentive Plan

The stockholders approved the Company’s 2015 Equity Incentive Plan providing for grants of stock options, restricted stock units and other equity and non-equity based awards to employees, officers and non-employee members of the Board. The number and type of votes cast with respect to proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
30,449,409	293,080	9,030	4,607,488

The foregoing Proposal 2 was approved.

Proposal 3: Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015

The stockholders approved the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
35,332,484	23,912	2,611	4,607,488

The foregoing Proposal 3 was approved.

Proposal 4: “Say-on-pay” non-binding advisory vote

The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement.  The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
30,653,773	81,308	16,438	4,607,488

The foregoing Proposal 4 was approved.

Proposal 5: “Say-on-frequency” non-binding advisory vote

The stockholders approved, on an advisory basis, to conduct the “say-on-pay” non-binding advisory vote annually.  The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
30,094,661	616,300	40,558	4,607,488

In accordance with the voting results for this Proposal 5, the Company’s board of directors determined that an advisory vote to approve the compensation of the named executive officers of the Company will be conducted annually, until the next stockholder advisory vote on the frequency of the advisory vote to approve the compensation of the named executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELDORADO RESORTS, INC.

By:	/S/ GARY L. CARANO

Name: Gary L. Carano Title: Chief Executive Officer

Date: June 24, 2015